Exhibit 32.1

CERTIFICATIONS OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of MRV Communications, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Stehlin, Chief Executive Officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 17, 2014	/s/ David Stehlin
David Stehlin
Chief Executive Officer
(Principal Executive Officer)